For further information: Paula Waters, VP, Investor Relations Phone 504/576-4380, Fax 504/576-2897 pwater1@entergy.com
INVESTOR NEWS

October 29, 2010
Exhibit 99.2
ENTERGY ISSUES FORWARD LOOKING FINANCIAL UPDATE AND
ANNOUNCES INCREMENTAL $500 MILLION SHARE REPURCHASE AUTHORIZATION

NEW ORLEANS – Entergy Corporation today issued 2011 earnings guidance and outlined its preliminary three-year capital expenditure plan for the period 2011 through 2013.  In addition, Entergy provided an update to its long-term financial outlook.

“Since April, we’ve identified additional sound, value-added utility investments that improve reliability, lower costs, or are necessary to meet expected additional regulatory standards and enhance the utility’s long-term financial outlook,” said J. Wayne Leonard, Entergy’s chairman and chief executive officer.  “The abundance of natural gas has severely affected power prices at Entergy Wholesale Commodities and is not expected to significantly turn around in the short term. Nonetheless, our proprietary point of view and risk management practices assure that we retain the flexibility to execute on our balanced capital return and investment program.

“As a result, the Entergy board of directors granted authority for an additional $500 million share repurchase program.  Execution of this incremental, ‘on-the-shelf’ share repurchase capacity will occur when market conditions are favorable and our point of view and risk management metrics align.  Entergy expects to complete its current $750 million share repurchase program by year end.”

Members of Entergy’s senior management, including Leonard and Leo Denault, executive vice president and chief financial officer, will attend the 45th Edison Electric Institute (EEI) Financial Conference and hold stakeholder meetings on October 31 through November 2, 2010, and take questions on the information included in this release and accompanying handout material.  This release and the handout material can also be accessed via Entergy’s website at www.entergy.com.

Earnings Guidance

Entergy is initiating 2011 earnings guidance in the range of $6.35 to $6.85 per share on both as-reported and operational bases.  Year-over-year changes are shown as point estimates and are applied to an adjusted 2010 starting point to compute the 2011 guidance midpoint.  While Entergy affirmed its 2010 earnings guidance ranges of $5.95 to $6.80 per share on an as-reported basis and $6.40 to $7.20 per share on an operational basis, the starting point for 2010 was adjusted consistent with current indications that full year results will be above the midpoint.  As-reported earnings guidance for 2010 includes a special item, estimated in April 2010 at $0.40 to $0.45 per share, for the potential charge in connection with the previously announced business unwind of the internal organizations created for Enexus Energy Corporation and EquaGen LLC as well as expenses for spin-off dis-synergies and outside services to pursue the spin-off.  Drivers for the 2011 guidance range are listed separately.  Because there is a range of possible outcomes associated with each earnings driver, a range is applied to the guidance midpoint to produce Entergy’s guidance range.  Revised business segments reflect the internal reorganization announced earlier this year combining all non-utility generation into Entergy Wholesale Commodities, or EWC.  Entergy’s 2011 earnings guidance is detailed in Table 1 below.

Table 1: 2011 Earnings Per Share Guidance – As-Reported and Operational
(Per share in U.S. $) – Prepared October 2010
Segment	Description of Drivers	2010 Adjusted Starting Point (a)	Expected Change	2011 Guidance Midpoint	2011 Guidance Range

Utility	2010 Operational Earnings per Share	4.25
	Adjustment to normalize weather		(0.55)
	Increased net revenue due to sales growth and rate actions		0.45
	Decreased non-fuel operation and maintenance expense		0.20
	Increased depreciation expense		(0.10)
	Increased other income		0.10
	Lower effective tax rate		0.15
	Accretion / other		0.20
	Subtotal	4.25	0.45	4.70

Entergy Wholesale Commodities	2010 Operational Earnings per Share	3.05
	Decreased net revenue from nuclear assets due to lower pricing net of higher volume		(0.35)
	Flat non-fuel operation and maintenance expense for nuclear operations		–
	Increased depreciation expense on nuclear assets		(0.05)
	Higher effective tax rate		(0.10)
	Accretion / other		0.05
	Subtotal	3.05	(0.45)	2.60

Parent & Other	2010 Operational Earnings per Share	(0.35)
	Increased Parent non-fuel operation and maintenance expense		(0.10)
	Increased Parent interest expense		(0.10)
	Increased preferred dividend requirements		(0.10)
	Accretion / other		(0.05)
	Subtotal	(0.35)	(0.35)	(0.70)

Consolidated Operational	2011 Operational Earnings per Share Guidance Range	6.95	(0.35)	6.60	6.35 – 6.85

Consolidated As-Reported	2010 As-Reported Earnings per Share	6.50 – 6.55
	Changes detailed above		(0.35)
	2010 special items related to the non-utility nuclear spin-off, including the business unwind		0.45 – 0.40
	2011 As-Reported Earnings per Share Guidance Range	6.50 – 6.55	0.10 – 0.05	6.60	6.35 – 6.85

(a) Earnings guidance ranges for 2010 are $5.95 to $6.80 per share on an as-reported basis and $6.40 to $7.20 per share on an operational basis.

Key assumptions supporting 2011 earnings guidance are as follows:

Utility
•	Normal weather
•	Retail sales growth of around 2% on a weather-adjusted basis; around 1% on a normalized basis excluding the effects of industrial expansion and cogen loss
•	Increased revenue associated with rate actions
•
Decreased non-fuel operation and maintenance expense resulting largely from lower compensation and benefits expense (including lower expense associated with employee stock options, which is offset in Parent & Other)

•	Increased depreciation expense associated with capital spending at the Utility, partially offset by new depreciation rates established in the Arkansas rate case effective July 2010
•	Increased other income largely due to affiliate dividend income arising out of the use of proceeds from storm cost financings in Louisiana, offset at Parent & Other
•	Lower effective tax rate in 2011
•	Accretion / other primarily driven by the effect of 2010 share repurchases

Entergy Wholesale Commodities
•
41 TWh of total output for the non-utility nuclear fleet, reflecting an approximate 93 percent capacity factor, including 30 day refueling outages at Pilgrim and Indian Point 3 in Spring 2011 and Vermont Yankee in Fall 2011

•	95 percent of energy sold under existing contracts and 5 percent sold into the spot market for the non-utility nuclear fleet
•	$53/MWh average energy contract price and $40/MWh average unsold energy price based on published market prices at the end of September 2010 for the non-utility nuclear fleet
•	Increased nuclear fuel expense reflected in net revenue
•
Non-fuel operation and maintenance expense for nuclear operations, including refueling outage expense and purchased power, around $25/MWh reflecting slightly higher compensation expense due in part to a long-term workforce planning initiative and other general expense increases, offset by the absence of spending associated with remediation of the tritium leak at Vermont Yankee and the write-off of capitalized engineering costs associated with a potential uprate project in 2010

•	Increased depreciation expense on nuclear assets associated with capital spending
•	Higher effective tax rate in 2011
•	Flat year-over-year results for the balance of EWC’s business, consisting primarily of the non-nuclear generation portfolio
•	Accretion / other primarily driven by the effect of 2010 share repurchases

Parent & Other
•	Increased Parent non-fuel operation and maintenance expense primarily due to the offset of lower intercompany employee stock option expense at Utility
•	Higher Parent interest expense due to $1 billion permanent debt issued in September 2010, with proceeds used to pay down lower-cost revolving credit facility
•	Increased preferred dividend requirements largely due to affiliate dividend income at Utility described above
•	Accretion / other includes the effect of 2010 share repurchases and lower effective tax rate in 2011

Share Repurchase Program
•
2011 average fully diluted shares outstanding of approximately 180 million, assuming completion of the $750 million repurchase program in 2010; does not assume any repurchases under the incremental $500 million share repurchase authority

Other
•	Overall effective income tax rate of 35 percent in 2011
•	Pension discount rate of 6.1 percent

Earnings guidance for 2011 should be considered in association with earnings sensitivities as shown in Table 2.  These sensitivities illustrate the estimated change in operational earnings resulting from changes in various revenue and expense drivers.  Traditionally, the most significant variables for earnings drivers are utility sales for Utility and energy prices for Entergy Wholesale Commodities.

Estimated annual impacts shown in Table 2 are intended to be indicative rather than precise guidance.

Table 2: 2011 Earnings Sensitivities
(Per share in U.S. $) – Prepared October 2010
Variable	2011 Guidance Assumption	Description of Change	Estimated Annual Impact (b)
Utility
Sales growth Residential Commercial / Governmental Industrial	Around 2% total sales growth on a weather adjusted basis	1% change in Residential MWh sold 1% change in Comm / Govt MWh sold 1% change in Industrial MWh sold	- / + 0.05 - / + 0.04 - / + 0.02
Rate base	Growing rate base	$100 million change in rate base	- / + 0.03
Return on equity	Authorized regulatory ROEs	1% change in allowed ROE	- / + 0.34
Entergy Wholesale Commodities (c)
Capacity factor	93% capacity factor	1% change in capacity factor	- / + 0.07
Energy price	5% energy unsold at $40/MWh in 2011	$10/MWh change for unsold energy	- / + 0.07
Non-fuel operation and maintenance expense	$25/MWh non-fuel operation and maintenance expense/purchased power	$1/MWh change	+ / - 0.14
Outage (lost revenue only)	93% capacity factor, including refueling outages for three northeast units	1,000 MW plant for 10 days at average portfolio energy price of $53/MWh for sold and $40/MWh for unsold volumes in 2011	- 0.04 / n/a

(b) Based on 2010 projected average fully diluted shares outstanding of approximately 187 million. (c) Based on non-utility nuclear portfolio.

Overarching Financial Aspiration

Entergy continues to aspire to deliver superior value to owners as measured by total shareholder return.  The company believes top-quartile total shareholder return is achieved by:
•	Operating the business with the highest expectations and standards;
•	Executing on earnings growth opportunities while managing commodity and other business risks;
•	Delivering returns at or above the risk-adjusted cost of capital for each initiative, project, business, etc.;
•	Maintaining credit quality and flexibility;
•	Deploying capital in a disciplined manner, whether for new investments, share repurchases, dividends or debt retirements; and
•	Being disciplined as either a buyer or a seller consistent with the market or Entergy’s proprietary point of view.

Long-term Financial Outlook

Entergy believes it offers a long-term, competitive utility investment opportunity combined with a valuable option represented by a unique, clean, non-utility generation business located in attractive power markets.  Table 3 summarizes the current long-term financial outlook for 2010 through 2014.

Table 3: Long-term Financial Outlook
Prepared October 2010

Category	Long-term Outlook	Assumption

Earnings	Utility net income	6 to 8 percent compound annual net income growth rate over the 2010 – 2014 horizon (2009 base year).

Entergy Wholesale Commodities results
Revenue projections through 2014 will experience increased volatility due to commodity market activities – one of the most important fundamental drivers for this business.  While current forward power prices would indicate a decline in the long-term financial outlook for this business compared to 2010, Entergy Wholesale Commodities offers a valuable option taking into consideration the contango in the forward curve and the potential positive effects of an economic recovery (on market heat rates, capacity markets and natural gas prices), new environmental legislation and / or enforcement of additional environmental regulation over the longer term.

	Corporate results	Results will vary depending upon factors including future effective income tax and interest rates and the amount / timing of share repurchases.

Capital Deployment	A balanced capital investment / return program
Entergy continues to see value-added investment opportunities at the Utility in the coming years, as well as an investment outlook at Entergy Wholesale Commodities that supports continued safe, secure, and reliable operations and opportunistic investments.  Entergy aspires to fund this capital program without issuing traditional common equity, while maintaining a competitive capital return program.  Given the company’s financial profile with a mix of utility and non-utility businesses, return of capital is expected to be provided similar to the past through a combination of common stock dividends and share repurchases.  Absent other attractive investment opportunities, capital deployment through dividends and share repurchases could total as much as $4 – $5 billion from 2010 – 2014 under the current long-term business outlook.  The amount of share repurchases may vary as a result of material changes in business results, capital spending or new investment opportunities.

Credit Quality		Strong liquidity.

Solid credit metrics that support ready access to capital on reasonable terms.

The long-term financial outlook should be considered in association with 2014 financial sensitivities as shown in Table 4.  These sensitivities illustrate the estimated change in earnings or Adjusted EBITDA resulting from changes in business drivers.  Estimated impacts shown in Table 4 are intended to be illustrative.

Table 4: 2014 Financial Sensitivities – Illustrative
Prepared October 2010
Long-term Outlook	Assumption	Drivers	Estimated Annual Impact
Utility			(Per share in U.S. $) (d)

Earnings growth	6 – 8% compound annual net income growth rate from 2010 through 2014 (2009 base)	1% retail sales growth $100 million/year investment in service 1% change in allowed ROE 1% change in non-fuel operation and maintenance expense $100 million change in debt	- / + 0.14 - / + 0.03 - / + 0.43 + / - 0.07 + / - 0.02
Entergy Wholesale Commodities (e)			(Adjusted EBITDA in U.S. $; millions) (f)

Adjusted EBITDA (f)	Decline in Adjusted EBITDA at current forward power prices compared to 2010, plus option value	+0 – 1,500 Btu/kWh heat rate expansion +$0 – 30/ton CO2 +$0 – 4/kW-mo. capacity price - / + $0 – 2/MMBtu change in gas price $1/MWh EBITDA expense	Up to 250 Up to 450 Up to 175 Down / Up to 575 +/- 40
Corporate			(Per share in U.S. $) (d)

Balanced capital investment / return / credit quality		1% change in interest rate on $1 billion debt 1% change in overall effective tax rate $500 million share repurchase (share accretion effect only)	+ / - 0.03 + / - 0.09 + 0.20 – 0.25
(d) Based on estimated 2011 average fully diluted shares outstanding of approximately 180 million.
(e) Based on non-utility nuclear portfolio. Assumes successful license renewal of plants.
(f) Adjusted EBITDA is defined as earnings before interest, income taxes, depreciation and amortization and interest and dividend income, excluding decommissioning expense and other than temporary impairment losses on decommissioning trust fund assets.

Planned Capital Expenditures – Preliminary

The preliminary capital plan for 2011 through 2013 anticipates $7.4 billion for investment, including $3.0 billion of maintenance capital, as shown in Figure 1.  The remaining $4.4 billion is for specific investments and other initiatives such as:
•
Utility:  the Utility’s portfolio transformation strategy including the 580 MW Acadia Unit 2 (including planned plant upgrades, transaction costs, and contingencies), an approximate 178 MW uprate project at Grand Gulf and three resource acquisition opportunities identified in the 2009 summer long-term RFP including the self-build option at Entergy Louisiana’s Ninemile site, as well as the associated transmission investment; the steam generator replacement at Entergy Louisiana’s Waterford 3 nuclear unit; environmental compliance spending; transmission upgrades and spending to comply with NERC Transmission Planning rules.

•
Entergy Wholesale Commodities: dry cask storage, nuclear license renewal efforts, component replacement and identified repairs across the fleet, NYPA value sharing, the Indian Point Independent Safety Evaluation, and Wedgewire Screens at the Indian Point site.

Figure 1: 2011 – 2013 Preliminary Capital Expenditure Plan

Entergy Corporation’s common stock is listed on the New York and Chicago exchanges under the symbol “ETR”.

Additional investor information can be accessed on-line at
www.entergy.com/investor_relations

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In this news release, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Forward-looking statements involve a number of risks and uncertainties. There are factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including (a) those factors discussed in: (i) Entergy’s Form 10-K for the year ended December 31, 2009, (ii) Entergy’s Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010, and (iii) Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with rate proceedings, formula rate plans and other cost recovery mechanisms; (c) uncertainties associated with efforts to remediate the effects of major storms and recover related restoration costs; (d) nuclear operating and regulatory risks; and (e) legislative and regulatory actions, and conditions in commodity and capital markets during the periods covered by the forward-looking statements, in addition to other factors described elsewhere in this presentation and in subsequent securities filings.